Exhibit 10.3

TERMINATION AGREEMENT

AGREEMENT dated this 23rd day of January 2012, by and between B-MAVEN, INC. (hereinafter “BMI”), a Nevada corporation, with offices located at 3272 Reynard Way, San Diego, California 92103, Anna C. Jones, President of BMI and Gary B. Wolff, P.C., counsel to BMI, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, BMI entered into an agreement on June 27th, 2011 with Gary B. Wolff, P.C. to assist with the filing of BMI’s prospectus and legal representation of BMI; and

WHEREAS, BMI and Gary B. Wolff, P.C. have agreed to terminate the agreement entered in on June 27th, 2011 and legal representation and settle all outstanding professional services by Gary B. Wolff, P.C. with a payable due to Gary B. Wolff, P.C. by BMI in the amount of $20,000.00.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the 23rd day of January 2012.

BMI, INC.

By: /s/ ANNA C. JONES

Anna C. Jones, President

GARY B. WOLFF, P.C.

By: /s/ GARY B. WOLFF

Gary B. Wolff, President